AMENDMENT NO. 1 TO
                            ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT (this "Amendment"), effective as of December 1, 2015 (the "Amendment Effective Date") by and between Winton Series Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), Winton Capital US LLC (the "Investment Adviser") and SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the "Administrator").

WHEREAS, the parties entered into an Administration Agreement, dated as of December 19, 2014 (the "Agreement"), pursuant to which, among other things, Administrator agreed to provide certain administration services on behalf of the Trust; and

WHEREAS, the parties hereto desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

1. DEFINED TERMS.Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2. PREAMBLE OF AGREEMENT. The Preamble of the Agreement is hereby deleted in its entirety and replaced as follows:

     THIS ADMINISTRATION AGREEMENT (this "Agreement") is made as of the 19th day of December, 2014 (the "Effective Date"), by and between Winton Series Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), Winton Capital US LLC (the "Investment Adviser") (in a limited capacity solely in respect of obligations expressed to be obligations of the Investment Adviser as set forth in Section 9.02.03 and
     Schedule III (Schedule of Fees) of the Agreement, as applicable from time to time) and SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the "Administrator").

3. INVESTMENT ADVISER (WINTON CAPITAL US LLC). By virtue of the Investment Adviser signing this Amendment, the parties acknowledge and agree that the Investment Adviser is a party to the Agreement in a limited capacity solely in respect of obligations expressed to be obligations of the Investment Adviser as set forth in Section 9.02.03 and Schedule III (Schedule of Fees) of the Agreement, with effect from and after the original Effective Date of the Agreement.

4. SCHEDULE I (PORTFOLIOS). Schedule I (Portfolios) is hereby deleted in its entirety and restated as set forth in Attachment 1 to this Amendment.

5. SCHEDULE III (SCHEDULE OF FEES). Schedule III (Schedule of Fees) is hereby amended to delete only the initial paragraph under the heading "Administration and Accounting Fee" and to replace such paragraph in its entirety as follows:

     ADMINISTRATION AND ACCOUNTING FEE:

     The following fees are due and payable monthly to Administrator pursuant to
     Section 8 of the Agreement. From and after each Portfolio's Live Date such Portfolio will be charged the greater of the Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below.

6. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Administrator, the Trust, the Investment Adviser and each of their respective permitted successors and assigns.

7. RATIFICATION OF THE AGREEMENT. Except as specifically provided for in this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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8.   COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which shall constitute but one and the same instrument.

9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF this Amendment has been entered into as of the day and year first above written.


TRUST:                                     ADMINISTRATOR:

WINTON SERIES TRUST                        SEI INVESTMENTS GLOBAL FUNDS SERVICES


By: /s/ Michael Beattie                    By: /s/ John Alshefski
    -------------------                        ------------------
Name: Michael Beattie                      Name: John Alshefski
Title: President                           Title: SVP


INVESTMENT  ADVISER:

WINTON  CAPITAL  US  LLC


By:  /s/  Rajeev  Patel
     ------------------
Name:  Rajeev  Patel
Title: Director  of Winton Capital Group Limited, sole member of Winton Capital
       US  LLC


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                                  ATTACHMENT 1

                                   SCHEDULE I

                                   Portfolios



Winton Global Equity Portfolio
Winton European Equity Portfolio
Winton U.S. Equity Portfolio
Winton International Equity Portfolio



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